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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-495549, No. 333-30473, No. 333-89908 and No.33-
64477) and Form S-3 (No. 333-44559, No. 333-30473, No. 333-70937 and No. 333-
45463) of our report dated April 20, 1999, except as to Note 13 to the consolidated financial statements, which is as of March 30, 2000 appearing in P-Com, Inc.'s Annual Report on Form 10-K, for the Fiscal year ended December 31, 1998.


PricewaterhouseCoopers LLP

San Jose, California
March 30, 2000